UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/24/2005

Cambridge Display Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of Principal Executive Offices, Including Zip Code)

011 44 1954 713600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On May 24, 2005, Cambridge Display Technology, Inc. (the "Company") issued a press release announcing the signing of a memorandum of understanding to form a new joint venture company with Sumitomo Chemical Co., Ltd. ("Sumitomo Chemical") to develop and supply advanced polymer organic light emitting diode ("P-OLED") materials and formulated inks for use in commercial P-OLED display and lighting applications. This memorandum of understanding is non-binding on the Company, its affiliates who are parties thereto and Sumitomo Chemical, none of which have any obligation to enter into any transactions thereunder unless and until a definitive agreement is reached. The full text of the Company's press release is furnished herewith as Exhibit 99.1.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: May 24, 2005.	By:	/s/ Michael Black
Michael Black
Vice-President, Finance

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated May 24, 2005